Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is a part of this Post-Effective Amendment No. 119 to Registration Statement No. 002-41839 on Form N-1A of Fidelity Fixed-Income Trust, including Fidelity Strategic Real Return Fund.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

March 2, 2009